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                                                                     EXHIBIT 5.1

                     [LETTERHEAD OF PIPER & MARBURY L.L.P.]

                                                                  April 26, 1999

Apartment Investment and Management Company
1873 South Bellaire Street, Suite 1700
Denver, Colorado 80222-4348

Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as special Maryland counsel to Apartment Investment and Management Company, a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), on a Registration Statement of the Company on Form S-3 (Registration No.
333-          ) (the "Registration Statement") filed with the Securities and
Exchange Commission (the "Commission") for offering by certain selling stockholders of the Company from time to time of up to 530,000 shares (the "Shares") of Class A Common Stock, par value $.01 per share, of the Company. This opinion is being provided at your request in connection with the filing of the Registration Statement.

     The Shares are to be issued by the Company pursuant to a Purchase and Sale Agreement dated as of April 9, 1999 (the "Agreement") among AIMCO Properties, L.P., a Delaware limited partnership and an indirect subsidiary of the Company, First Union Real Estate Equity and Mortgage Investments ("First Union"), the Trustees of First Union, and Hunter's Creek Corp. in exchange for an interest in eight apartment properties. AIMCO Properties, L.P. will assign its interest in the Agreement to the Company (the "Assignment and Assumption").

     In our capacity as special Maryland Counsel, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Charter and By-Laws of the Company, the Agreement, the Assignment and Assumption, the proceedings of the Board of Directors of the Company or a committee thereof relating to the authorization and issuance of the Shares, a Certificate of the Secretary of the Company (the "Certificate"), and such other statutes, certificates, instruments, and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion.

     In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company (and for purposes of the documents referred to below to be executed by parties other than the Company), we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect, and enforceability thereof with respect to such parties. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the Certificate.

     Based on the foregoing, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that the Shares are duly authorized, and upon issuance in accordance with the terms of the Agreement and the Assignment and Assumption and issuance and delivery of stock certificates representing the Shares, will be validly issued, fully paid, and non-assessable.

     In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the State of Maryland. We assume that the issuance of the Shares will not violate any of the Initial Holder Limit, Look-Through Ownership Limit or
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Apartment Investment and Management Company
April 26, 1999
Page

Ownership Limit provisions of the Company's Charter. This opinion concerns only the effect of the laws (exclusive of the securities or "blue sky" laws and the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion. To the extent that any documents referred to herein are governed by the law of a jurisdiction other than Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of the State of Maryland.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. We further consent to the reliance on this opinion by Skadden, Arps, Slate, Meagher & Flom LLP in rendering their opinion to the Company in connection with the filing of the Registration Statement. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

                                            Very truly yours,

                                               /s/ PIPER & MARBURY L.L.P.
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